Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Malibu Boats, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Equity	Class A Common Stock, $0.01 par value per share	457(c)	204,451	(6)	7,087,293.92	0.00014760	$1,046.09

	Equity	Preferred Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Other	Rights	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Other	Units	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Class A Common Stock, $0.01 par value per share	Rule 415(a)(6)	470,770 shares (2)(5)	$76.87 (5)	$36,188,089.9		$4,864.08	S-3	333-259074	August 26, 2021	$4,864.08

	Total Offering Amounts

	Total Fees Previously Paid							$4,864.08

	Total Fee Offsets							N/A

	Net Fee Due							$1,046.09

(1)

The securities registered hereunder include such indeterminate number of (a) shares of Class A Common Stock, (b) shares of preferred stock, (c) debt securities, (d) warrants, (e) rights and (f) units, as may be sold from time to time by the registrant. The securities being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for Class A Common Stock, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the antidilution provisions of any such securities.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, settlement or exercise of other securities.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with 687,721 shares of Class A Common Stock that may be sold from time to time by the selling stockholders included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(5)

The securities registered hereunder include 675,221 shares of Class A Common Stock that may be sold from time to time by the selling stockholders included herein. Of those 675,221, shares of Class A Common Stock, 204,451 shares of Class A Common Stock are newly registered securities for which the filing fee is being paid with this filing and 470,700 shares of Class A Common Stock are unsold securities (the “Unsold Securities”) previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-259074) filed with the Securities and Exchange Commission on August 26, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $3,948.80 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act with respect to the secondary offering, the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)

Estimated pursuant to Rule 457(c), the proposed maximum offering price per share of Common Stock registered hereunder is based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on April 29, 2024, which was $34.665 per share.